Exhibit 99.1

UPD HOLDING CORP. ANNOUNCES EXECUTION OF LEASE AND
INTENT TO OPEN A RESIDENTIAL DETOX AND SUBSTANCE ABUSE TREATMENT CENTER IN LEXINGTON, KENTUCKY

January 20, 2021 - Reno, NV – UPD Holding Corp. (OTC:UPDC) (the “Company” or “UPDC”), a publicly traded holding company with a concentration in the health and wellness industry, is pleased to announce that on January 14, 2021, the Company entered into a commercial lease (the “Lease”) of a Lexington, Kentucky building previously serving as a 150 room full service hotel and conference center (the “Facility”). The Company intends to operate the Facility primarily as an in-patient substance abuse treatment center.

“We anticipate that the Facility will be among the largest in-patient and out-patient substance abuse treatment centers in the Commonwealth of Kentucky,” said Mark Conte, the Company’s CEO. “At maximum capacity, we presently estimate the ability to treat up to 200 patients in residential detox and transitional programs at any given time at the Facility” CEO Conte added.

More than half of the 150 rooms offer multiple-bed and multiple-occupant configurations. At approximately 90,000 square feet, the Facility is fully furnished and features a full-service restaurant and catering kitchen, an indoor pool and whirlpool, a fitness room, a breakfast dining area, a multi-configurable 4,784 square foot conference and ballroom space, and approximately 205 parking spaces.

CEO Conte commented: “This is an incredible opportunity for the Company, and our entry into the substance abuse treatment industry comes at a crucial time where the current health crisis is creating more obstacles in the path to recovery. This Facility is well-positioned to serve the needs of Kentucky and the surrounding states. We look forward to doing our part for these communities.”

The Facility was built in 1975 and underwent significant renovations in 2014 and 2020. It is conveniently located less than 9 miles from downtown Lexington, 16 miles from Blue Grass Airport, 38 miles from Frankfort, Kentucky, 85 miles from Louisville, Kentucky, and 90 miles from Cincinnati, Ohio.

The base term of the Lease is five years, commencing as of January 14, 2021, with options to renew the Lease for two additional five-year terms. Under the terms of the Lease, a portion of the rent is being abated for up to 6 months while certain improvements are made and permits, and licenses are secured. If the Company is unable to obtain these permits and licenses, it can elect to terminate the Lease during the six-month period.

The Lease was entered into by United Product Development Corp., the Company’s wholly owned subsidiary. During this development period, the Company is considering branding opportunities for its substance abuse treatment business.

About UPD Holding Corp.

UPD Holding Corp. is a publicly traded holding company engaged in the business of offering consumer-driven services and products through its two wholly owned subsidiaries, United Product Development Corp. and iMetabolic Corp., with a concentration in the health and wellness industry. UPDC’s growth strategy focuses on target demographics and markets that are believed to represent underserved consumer needs and creating vertical synergies and economies of scale among its operating businesses.

Mark Conte, CEO & Director

(775) 829-7999

Notice About Forward-Looking Statements

This news release may contain "forward-looking statements", as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations, or intentions will prove to be accurate. Investors should review the Company’s public filings at sec.gov. No information in this press release should be construed as any indication whatsoever of the Company’s future revenues, stock price, or results of operations.